EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
The Multicare Companies, Inc.

    We consent to the use of our reports relating to the consolidated financial statements of The Multicare Companies, Inc. and subsidiaries incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

                                      /s/ KPMG PEAT MARWICK LLP

Short Hills, New Jersey
September 25, 1996